EXHIBIT 10.41

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                              INVESTMENT AGREEMENT

                                 BY AND BETWEEN

                               TEL-SAVE.COM, INC.

                                       AND

                              AMERICA ONLINE, INC.

                             AS OF DECEMBER 31, 1998


                                  As amended on

                               February ___, 1999*




*    Amended items are preceded by "[as amended]" or "[as added]"

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                                TABLE OF CONTENTS

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
ARTICLE I         PURCHASE AND SALE OF COMMON STOCK...............................................................1
                  Section 1.1       Purchase and Sale of Common Stock.............................................1
                  Section 1.2.      Purchase Price................................................................2
                  Section 1.3.      Closing Date..................................................................2

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF INVESTOR......................................................2
                  Section 2.1.      Organization, Standing, etc...................................................2
                  Section 2.2.      Authorization and Binding Effect..............................................3
                  Section 2.3.      No Violations; Consents and Approvals.........................................3
                  Section 2.4.      Transfer Restrictions.........................................................4
                  Section 2.5.      Investment Purposes Only......................................................5

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................5
                  Section 3.1.      Organization, Standing, etc...................................................5
                  Section 3.2.      Authorization; Binding Effect.................................................5
                  Section 3.3.      Valid Issuance of Shares......................................................6
                  Section 3.4.      No Violations; Consents and Approvals.........................................6
                  Section 3.5       Litigation....................................................................7
                  Section 3.6.      Compliance with Applicable Law................................................7
                  Section 3.7.      Disclosure....................................................................8
                  Section 3.8.      Changes.......................................................................8
                  Section 3.9.      Nasdaq Listing................................................................9
                  Section 3.10.     Capitalization; Options and Warrants.........................................10
                  Section 3.11.     Subsidiaries.................................................................10
                  Section 3.12      Contracts....................................................................10
                  Section 3.13.     Brokers or Finders...........................................................11
                  Section 3.14.     Seniority of Obligations.....................................................11
                  Section 3.15.     Employment of Battista.......................................................11

ARTICLE IV        COVENANTS AND ADDITIONAL AGREEMENTS............................................................12
                  Section 4.1.      Ordinary Course..............................................................12
                  Section 4.2.      Access and Information.......................................................12
                  Section 4.3.      Further Actions..............................................................12
                  Section 4.4.      Further Assurances...........................................................13
                  Section 4.5.      Registration Rights..........................................................13
                  Section 4.6.      Termination of Voting Trust Agreement and Warrantholder and
                                    Stockholders Agreement.......................................................14
                  Section 4.7.      Nasdaq Listing...............................................................14
                  Section 4.8.      Removal of Legend............................................................14
                  Section 4.9.      Limitation on Obligations [as amended].......................................14
                  Section 4.10.     Perfection of Security Interest..............................................16
                  Section 4.11.     Contracts with Certain Stockholders..........................................16



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
                  Section 4.12.     Subordination of Obligations under Exchange Agreement........................16

ARTICLE V         ADDITIONAL AGREEMENTS CONCERNING THE SHARES....................................................17
                  Section 5.1.      Make-Whole for Shares [as amended]...........................................17
                  Section 5.2.      Lock-up......................................................................20
                  Section 5.3.      Origination Fee..............................................................22
                  Section 5.4.      Call Right...................................................................22
                  Section 5.5.      Make-Whole on Occurrence of Certain Events...................................23

ARTICLE VI        WARRANTS.......................................................................................24
                  Section 6.1.      Terms on Warrants and Warrant Shares.........................................24
                  Section 6.2.      Number of Shares of Performance Warrant......................................25
                  Section 6.3.      Put Rights on Warrants.......................................................25
                  Section 6.4.      Required Exercise Rights on Warrants.........................................26
                  Section 6.5.      Make-Whole for Put/Call Warrants.............................................28
                  Section 6.6.      Registration of Put/Call Warrant Shares......................................29

ARTICLE VII       CONDITIONS PRECEDENT...........................................................................29
                  Section 7.1.      Each Party's Obligations.....................................................29
                  Section 7.2.      Conditions to the Obligations of the Company.................................29
                  Section 7.3.      Conditions to the Obligations of Investor....................................30

ARTICLE VIII      TERMINATION....................................................................................32
                  Section 8.1.      Termination..................................................................32
                  Section 8.2.      Effect of Termination........................................................33

ARTICLE IX        INDEMNIFICATION................................................................................33
                  Section 9.1.      Indemnification of the Investor..............................................33
                  Section 9.2.      Indemnification Procedures...................................................34
                  Section 9.3.      Survival of  Representations and Warranties..................................34

ARTICLE X         MISCELLANEOUS..................................................................................35
                  Section 10.1      Transfer and Other Taxes.....................................................35
                  Section 10.2.     Brokers; Expenses............................................................35
                  Section 10.3.     No Waivers; Amendments.......................................................35
                  Section 10.4.     Successors and Assigns.......................................................35
                  Section 10.5.     Severability.................................................................35
                  Section 10.6.     Notices......................................................................35
                  Section 10.7.     Entire Agreement.............................................................36
                  Section 10.8.     Governing Law................................................................36
                  Section 10.9.     Counterparts.................................................................36
                  Section 10.10.    Cooperation..................................................................36
                  Section 10.11.    Expenses and Remedies........................................................36
                  Section 10.12.    No Third Party Beneficiaries.................................................36
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SCHEDULES

Schedule 3.10 Outstanding Rights to Cause the Company to Register Securities under Securities Act
Schedule 3.11  List of Subsidiaries of the Company
Schedule 3.12  Contracts

EXHIBITS

Exhibit A      Form of Registration Rights Agreement
Exhibit B      Form of Guaranty






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                              INVESTMENT AGREEMENT

     INVESTMENT AGREEMENT, dated as of December 31, 1998 (the "Agreement"), by and between TEL-SAVE.COM, INC., a Delaware corporation (the "Company"), and AMERICA ONLINE, INC., a Delaware corporation (the "Investor").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Company desires to sell to Investor and Investor desires to purchase from the Company the number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company described in Section 1.1, on the terms and conditions described herein; and

     WHEREAS, the Investor holds (i) a warrant, dated as of February 22, 1997 (as amended and restated as of May 14, 1998), to purchase 4,000,000 shares of Common Stock (the "Base Warrant"), (ii) a warrant, dated as of February 22, 1997 (as amended and restated as of May 14, 1998), to purchase as of September 30, 1998 2,798,000 vested shares of Common Stock (the "Performance Warrant") and
(iii) a warrant, dated as of May 14, 1998, to purchase as of the date hereof 1,000,000 shares of Common Stock (the "Further Warrant" and, with the Performance Warrant, the "Warrants"); and

     WHEREAS, the Company and the Investor desire to set forth certain terms governing their relationship and to provide the Investor with certain additional rights.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK

     Section 1.1. Purchase and Sale of Common Stock. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Investor hereby subscribes for and agrees to purchase on the Closing Date (as defined below), and the Company hereby agrees to issue and sell to Investor, the following number of shares of Common Stock (the "Shares"):

          (i) 1,226,635 shares (the "Warrant Exchange Shares") plus

          (ii) 2,894,737 shares (the "Purchase Shares") purchased at a price of $19.00 per share (the "Per Share Purchase Price").



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     Section 1.2.  Purchase Price. In consideration of the sale of the Shares to the Investor, and against delivery to the Investor of a certificate representing the Shares, on the Closing Date the Investor shall (i) pay to the Company $55,000,000 in cash by wire transfer to an account designated in writing by the Company in exchange for the Purchase Shares, and (ii) deliver to the Company the
Base  Warrant  for   cancellation   and  1,076,016  shares  issuable  under  the
Performance Warrant for cancellation in exchange for the Warrant Exchange Shares, thereby reducing by 1,076,016 the number of shares issuable under the Performance Warrant, leaving a balance of shares of Common Stock issuable as of the date hereof under the Performance Warrant of 1,721,984 vested shares, which together with the 1,000,000 vested shares of Common Stock issuable under the Further Warrant equal 2,721,984 vested shares of Common Stock (the "Warrant Shares").

     Section 1.3. Closing Date.

          (a) The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of America Online, Inc. in Dulles, Virginia on January 5, 1999 (the "Closing Date") or on such later date as mutually agreed upon by the parties hereto.

          (b) For all purposes, the transactions set forth in this Agreement shall be deemed to have occurred in the following order:

          First, the warrants surrendered in exchange for the Warrant Exchange Shares shall be deemed to be surrendered;

          Second, the Warrant Exchange Shares shall be deemed to have been issued;

          Third, the Purchase Shares shall be deemed to be issued in exchange for the purchase price therefor; and

          Fourth, the Voting Trust Agreement and the Warrant and Stockholders Agreement shall be deemed to terminate as set forth in Section 4.6.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor hereby represents and warrants to the Company as follows:

     Section 2.1. Organization, Standing, etc. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business


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as presently conducted.

     Section 2.2. Authorization and Binding Effect. The Investor has the corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor have been duly authorized by all necessary corporate action on the part of the Investor. This Agreement constitutes, and the Registration Rights Agreement, when executed or delivered will be, valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless whether enforcement is sought in a proceeding at law or in equity.

     Section 2.3. No Violations; Consents and Approvals.

          (a) Neither the execution, delivery or performance by the Investor of this Agreement or the Registration Rights Agreement, the consummation by the Investor of the transactions contemplated hereby or thereby, nor the performance by the Investor of its obligations hereunder or thereunder (i) will result in a violation or breach of the Investor's Certificate of Incorporation or Bylaws or
(ii) will result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any lien, mortgage, charge, encumbrance or security interest of any kind (a "Lien") upon any of the properties or assets of the Investor under, (A) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement (each a "Contract") or of any license, waiver, exemption, order, franchise, permit or concession (each a "Permit") to which the Investor is a party or by which any of their properties or assets may be bound, or (B) subject to the governmental filings and other matters referred to in clause (b) below, any judgment, order, decree, statute, law, regulation or rule applicable to the Investor, except, in the case of clause (ii), for violations, breaches, defaults, rights of cancellation, termination, revocation or acceleration or Liens that would not, individually or in the aggregate, have a material adverse effect on the Investor's business, properties, operations, financial condition, income or business prospects as presently being conducted. The Investor's investment in the Shares and other obligations of the Investor under this Agreement and the Registration Rights Agreement are permitted by applicable law.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any government or any court, administrative agency or commission or other governmental authority or agency, federal, state, local or foreign (a "Governmental Entity"), (other than filings required by the securities laws or any communication laws of any



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applicable  Governmental  Entity,   including  without  limitation  the  Federal
Communication Commission), as a result of the transactions contemplated by this Agreement, is required with respect to the Investor in connection with the execution, delivery or performance by the Investor of this Agreement or the consummation by the Investor of the transactions contemplated hereby.

     Section 2.4. Transfer Restrictions.

     The Investor understands that:

          (a) the offer and sale of the Shares and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state of the United States or of any foreign jurisdiction;

          (b) no resales of the Shares and the Warrant Shares may be effected unless the resale of any such shares is registered under the Securities Act or an exemption therefrom is available and all applicable state and foreign securities laws are complied with;

          (c)  the  following   restrictive   legend  shall  be  placed  on  the
certificates representing the Shares and the Warrant Shares acquired by Investor hereunder:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SAID ACT OR SUCH OTHER LAWS AND, IF REQUESTED BY THE ISSUER, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED, OR IS EXEMPT FROM SAID ACT OR SUCH OTHER LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE INVESTMENT AGREEMENT DATED AS OF DECEMBER 31, 1998 BY AND BETWEEN TEL-SAVE.COM, INC. AND AMERICA ONLINE, INC.

          (d) appropriate stop-transfer instructions will be issued to the Company's transfer agent with respect to the Shares and the Warrant Shares until such time as the foregoing legend is removed from the Shares and the Warrant Shares pursuant to Section 4.8 hereto.


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     Section 2.5.  Investment  Purposes  Only. The Investor (a) is acquiring the
Shares for investment purposes only within the meaning of the Federal securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) has no present intention to influence, control or otherwise direct the business, management or affairs or to otherwise influence or serve on the Board of Directors of the Company or any of its Subsidiaries other than as may be contemplated by this Agreement and Amendment No. 3 (as defined in Section 7.1(c)).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor as follows:

     Section 3.1. Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary (as defined in Section 3.11 of this Agreement) is duly organized and validly existing and, if applicable, is in good standing, under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries is duly qualified or licensed and, if applicable, is in good standing as a foreign corporation, in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it require such qualification or licensing, except for any such failure so to qualify or be in good standing which, individually or in the aggregate, would not have a material adverse effect on the business, properties, financial condition or operations of the Company and its Subsidiaries, taken as a whole. Each of the Subsidiaries has the requisite power and authority to carry on its business as it is now being conducted. The Company has heretofore made available to the Investor complete and correct copies of the Certificate of Incorporation of the Company (the "Company Charter") and the By-laws of the Company (the "Company By-Laws") and the certificate of incorporation and by-laws, or the comparable organizational documents, of each of its Subsidiaries, each as amended to date and currently in full force and effect.

     Section 3.2. Authorization; Binding Effect. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement, to consummate the transactions contemplated hereby and thereby, and to issue and sell the Shares. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the issuance and delivery of the Shares have been duly authorized by all necessary corporate action on the part of the Company. The Board of Directors, being fully informed of this Agreement and related transactions, including the use of the proceeds of the Shares, has approved the terms of the Agreement and such related transactions with a majority of the directors having no interest in the Agreement or such related transactions voting in favor of such approval. This Agreement constitutes, and the Registration Rights
Agreement, when executed and delivered will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except



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as  such  may be  limited  by  bankruptcy,  insolvency,  fraudulent  conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless whether enforcement is sought in a proceeding at law or in equity.

     Section 3.3. Valid Issuance of Shares. The Shares and the Warrant Shares, when issued, sold and delivered in accordance with the terms hereof, will have been duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable, free and clear of any liens, charges, claims or encumbrances, and will not be subject to restrictions on transfer except as specifically provided by Sections 2.4 and 5.2 of this Agreement. The Shares and the Warrant Shares will be eligible for listing on the National Market System of the Nasdaq Stock Market.

     Section 3.4. No Violations; Consents and Approvals.

          (a) Neither the execution, delivery or performance by the Company of this Agreement or the Registration Rights Agreement, the consummation by the Company of the transactions contemplated hereby or thereby, nor the performance by the Company of its obligations hereunder or thereunder (i) will result in a violation or breach of the Company Charter or the Company By-laws or the charter or by-laws of any of the Company's Subsidiaries or (ii) will result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (A) any of the terms, conditions or provisions of any Contract or of any Permit to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound, or (B) subject to the governmental filings and other matters referred to in clause (b) below, any judgment, order, decree, statute, law, regulation or rule applicable to the Company or any of its Subsidiaries, except, in the case of clause (ii), for violations, breaches, defaults, rights of cancellation, termination, revocation or acceleration or Liens that would not, individually or in the aggregate, have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of the Company and its Subsidiaries as presently being conducted. No third party has any pre-emptive rights, or rights of first refusal or first opportunity or similar rights to purchase, or to offer to purchase, all or any part of the Shares.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with any applicable Governmental Entity, including without limitation the

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Federal Communication Commission,  under any communications laws and relating to licenses held by the Company is required with respect to the Investor in connection with the execution, delivery or performance by the parties to this Agreement and the consummation of the transactions contemplated hereby.

     Section 3.5. Litigation. As of the date of this Agreement, there is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the Registration Rights Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby or thereby. Except as disclosed to the Investor in writing within the five business days prior to the date of this Agreement or as disclosed in the SEC Filings (as defined in Section 3.7), as of the date of this Agreement, there is no action, suit, proceeding or investigation pending or currently threatened which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the business, properties, operations, financial condition, income or business prospects of the Company or its Subsidiaries. Except as disclosed to the Investor in writing within the five business days prior to the date of this Agreement or as disclosed in the SEC Filings (as defined in Section 3.7), as of the date of this Agreement, there are no outstanding judgments, orders, decrees, or injunctions of any Governmental Entity against the Company or any of its Subsidiaries that, insofar as can reasonably be foreseen, individually or in the aggregate, in the future would have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of the Company and its Subsidiaries.

     Section 3.6. Compliance with Applicable Law. Except as disclosed in the Company SEC Filings, each of the Company and its Subsidiaries is in compliance with all statutes, laws, regulations, rules, judgments, orders and decrees of all Governmental Entities applicable to it, including without limitation the United States Federal Communications Commission, that relate to its respective business, and neither the Company nor any of its Subsidiaries has received any notice alleging noncompliance except, with reference to all of the foregoing, where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of the Company or its Subsidiaries. Each of the Company and its Subsidiaries has all Permits that are required in order to permit it to carry on its business as it is presently conducted, except where the failure to have such Permits or rights would not, individually or in the aggregate, have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of the Company or its Subsidiaries. All such Permits are in full force and effect and the Company and its Subsidiaries are in compliance with the terms of such Permits, except where the failure to be in full force and effect or in compliance would not, individually or in the aggregate, have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of the Company or its Subsidiaries.

     Section 3.7. Disclosure. The Company has made publicly available or has otherwise provided to the Investor (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1998 Annual Report"), as filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) the Company's proxy statement for its 1998 Annual Meeting of Stockholders; (iii) the Company's reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (collectively, the "Quarterly Reports"), as filed with the SEC pursuant to the Exchange Act, and (iv) all other reports and registration statements, if any, as filed by the Company with the SEC since September 30, 1998 (the documents referred to in clauses (i)-(iv) above being referred to hereinafter, collectively, as the "SEC Filings"). As of their respective dates, the SEC Filings (including all documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1997, the Company has timely filed with the SEC all reports, documents, registration statements, definitive proxy statements and all other filings required to be made with the SEC under the rules and regulations of the SEC, and all such reports, documents, registration statements, definitive proxy statements and other filings complied in all material respects with all applicable requirements of the Securities Act, and the Exchange Act, as applicable. The audited consolidated financial statements of the Company included or incorporated by reference in the 1998 Annual Report and the unaudited consolidated financial statements contained in the Quarterly Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except as may be indicated therein or in the notes thereto, and fairly present the financial position of the Company as of the dates thereof and the results of its operations, and subject, in the case of the unaudited interim consolidated financial statements, to normal year-end adjustments.

     Section 3.8. Changes. Between September 30, 1998 and the date of this Agreement, except as (1) contemplated by this Agreement and Amendment No. 3 (as defined in Section 7.1 of this Agreement), (2) disclosed in the SEC Filings and
(3) disclosed to the Investor in writing within the five business days prior to the date of this Agreement, there has not been:

          (a) any changes in the assets, liabilities, financial condition, operating results or, to the best of the Company's knowledge, prospects of the Company and its Subsidiaries from that reflected in the 1998 Annual Report, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company or any of its Subsidiaries;

          (c) any waiver or compromise by the Company or any of its Subsidiaries of a material right or of a material debt owed to it;

          (d) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and which is not materially adverse to the business, properties or financial condition of the Company or any of its Subsidiaries (as such business is presently conducted);

          (e) any change to a material contract or arrangement by which the Company or any of its Subsidiaries or any of their assets is bound or subject, or any breach or waiver of any breach of or under any such contract or amendment (or the occurrence of any event which would, as a result of the passage of time, become or result in such a breach or waiver) which change, breach or waiver has a materially adverse effect on the Company and its Subsidiaries;

          (f) any sale, assignment or transfer to a third party that is not an Affiliate (as hereinafter defined) of any material patents, trademarks, copyrights, trade secrets or other intangible assets for compensation which is less than fair value;

          (g) any mortgage, pledge, transfer of a security interest in, or Lien, created by the Company or any of its Subsidiaries, with respect to any of its material properties or assets, except Liens for taxes not yet due or payable;

          (h) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock;

          (i) any event or condition of any type that has (or will as a result of the passage of time) materially and adversely affected (or affect) the business, properties, financial condition, or to the best of the Company's knowledge, the business prospects of the Company or any of its Subsidiaries.

     For purposes of this Agreement the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. Without limiting the foregoing, the direct or indirect ownership of 50% or more of the outstanding voting securities of an entity, or the right to receive 50% or more of the profits or earnings of an entity, shall be deemed to constitute control.

     Section 3.9. Nasdaq Listing. The Common Stock is currently traded on the National Market System of the Nasdaq Stock Market, and the Company knows of no reason or set of facts which is likely to result in the termination of such trading. Nothing in this Section 3.9 shall be interpreted to preclude the Company from listing its Common Stock on any other national securities exchange.

     Section 3.10. Capitalization; Options and Warrants. The authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock, par value $0.01 per share, and 300,000,000 shares of Common Stock, par value $0.01 per share, of which no shares of Preferred Stock and 55,267,719 shares of Common Stock were issued and outstanding as of December 31, 1998, 10,728,810 options to purchase Common Stock were outstanding as of such date, and no warrants to purchase Common Stock other than the Base Warrant, Performance Warrant and the Further Warrant held by the Investor were outstanding as of such date. As of December 31, 1998, 9,711,896 shares of Common Stock are issuable upon conversion of the Convertible Notes (as defined in Section 3.14 hereof). Except as disclosed in the SEC Filings, and except for the transactions contemplated by this Agreement, since December 31, 1998, neither the Company nor any of its Subsidiaries has issued any shares of capital stock or granted any option, warrants, rights (including conversion or preemptive rights), or similar rights, to any person or entity to purchase or acquire any shares or any rights with respect to any shares of capital stock of the Company or any of its Subsidiaries, including the Shares. Except as set forth on Schedule 3.10, there are no outstanding rights to cause the Company to register the securities held by any person or entity under the Securities Act.

     Section 3.11. Subsidiaries.

     The Company has no equity interests with a value of $100,000 or more in any person or entity other than its Subsidiaries (other than any investment of less than 5% of the outstanding securities of any corporation if such securities are regularly traded on a recognized stock exchange), and there are no commitments on the part of the Company or any Subsidiary to contribute additional capital in respect of any equity interest in any person or entity. Each of the outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable. Schedule 3.11 contains a complete and correct list of all Subsidiaries of the Company. Except as set forth on Schedule 3.11, all of the outstanding shares of capital stock of each Subsidiary are owned, either directly or indirectly, by the Company free and clear of all Liens. For purposes of this Agreement the term "Subsidiary" means, as to any person or entity, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such person or entity, or one or more of its Subsidiaries or by such person or entity and one or more of its Subsidiaries.

     Section 3.12. Contracts.

          (a) Except as set forth on Schedule 3.12(a) and except for this Agreement and the other agreements entered into in connection with this Agreement, the

Company has filed as exhibits to the Company's SEC Filings all material agreements required to be filed under the rules and regulations of the SEC (the "Material Contracts") and the Company has not entered into any material contracts that will be required to be filed in future filings.

          (b) All Material Contracts are legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the business, financial condition, operations, properties, income or business prospects of the Company and its Subsidiaries, taken as a whole, provided that no representation is made as to the enforceability of any non-competition provision in any employment agreement. There does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of any of the Company or its Subsidiaries or, to the best knowledge of the Company or any of its Subsidiaries, any other person or entity, other than such violations, breaches or events of default as would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, operations, properties, income or business prospects of the Company and its Subsidiaries, taken as a whole. The enforceability of all Material Contracts will not be adversely affected in any manner by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, and no Material Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of such transactions. Except as set forth on Schedule 3.12(b), neither the Company nor the Subsidiaries are a party to any contract prohibiting or materially restricting the ability of the Company or any of its Subsidiaries to conduct its business, to engage in any business or operate in any geographical area or compete with any person.

     Section 3.13. Brokers or Finders. No agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     Section 3.14. Seniority of Obligations. All payment obligations of the Company under this Agreement shall constitute Senior Debt as that term is defined in the Indenture dated as of September 9, 1997 relating to the Company's 4 1/2% Convertible Subordinated Notes due 2002 and the Indenture dated as of December 10, 1997 relating to the Company's 5% Convertible Subordinated Notes due 2004 (the "Indentures"), (collectively, the "Convertible Notes").

     Section 3.15. Employment of Battista. The failure of Daniel Borislow to resign as an executive officer of the Company shall not have any impact upon the Company's employment relationship with Gabriel Battista.

                                   ARTICLE IV

                       COVENANTS AND ADDITIONAL AGREEMENTS

     Section 4.1. Ordinary Course. During the period from the date of this Agreement and continuing until the Closing, the Company agrees as to itself and its Subsidiaries that, except to the extent that the Investor otherwise consents in writing, the Company and its Subsidiaries shall conduct their respective businesses in the ordinary course in substantially the same manner as presently conducted.

     Section 4.2. Access and Information. So long as the Investor owns any Shares or Warrant Shares or has any unexercised Warrants outstanding or the Company has any obligations outstanding to the Investor pursuant to this Agreement, the Company will (and will cause each of its Subsidiaries and each of their respective accountants, counsel, consultants, officers, directors, employees, agents and representatives of or to any of the Subsidiaries, to) give the Investor and its representatives, reasonable access during reasonable business hours to all of their respective properties, assets, books, contracts, reports and records relating to the Company and its Subsidiaries, and furnish to them all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries, as the Investor shall from time to time reasonably request and as the Company may already have in its possession. The Company will inform the Investor from time to time and at the Investor's request as to the business of the Company and its Subsidiaries. Any documents, records and information made available to the Investor under this
Section 4.2 shall be subject to the provisions of Paragraph VII.B of the Third Amendment to the Telecommunications Marketing Agreement and the Company and the Investor shall have the same rights and obligations with respect to disclosure of the terms of this Agreement as are set forth with respect to the Third Amendment in such paragraph VII.B.

     Section 4.3. Further Actions.

          (a) Each of the Company and the Investor shall use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order to fulfill and perform its obligations in respect of this Agreement and the Registration Rights Agreement, or otherwise to consummate and make effective the transactions contemplated hereby and thereby.

          (b) Each of the Company and the Investor shall, as promptly as practicable, (i) make, or cause to be made, all filings and submissions required under any law applicable to it or any of its Subsidiaries, and give such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or cause to be obtained or made, all Permits necessary to be obtained or made by it or any of its Subsidiaries, in each case in connection with this Agreement and the Registration Rights Agreement, the sale and transfer of the Shares pursuant hereto and the consummation of the other transactions contemplated hereby or thereby.

          (c) Each of the Company and the Investor shall coordinate and cooperate with the other party in exchanging such information and supplying such reasonable assistance as may be reasonably requested by such other party in connection with the filings and other actions contemplated by this Agreement and the Registration Rights Agreement.

          (d) At all times prior to the Closing Date, the Company and the Investor shall promptly notify each other in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Article VII to be satisfied, promptly upon becoming aware of the same.

     Section 4.4. Further Assurances. Following the Closing Date, the Company shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the Investor, to confirm and assure the rights and obligations provided for in this Agreement and the Registration Rights Agreement and render effective the consummation of the transactions contemplated hereby and thereby, or otherwise to carry out the intent and purposes of this Agreement.

     Section 4.5. Registration Rights. As soon as practicable, but within no less than 45 days after the Closing Date and pursuant to the terms and conditions of a registration rights agreement, dated as of the Closing Date (the "Registration Rights Agreement"), by and among the Company and the Investor, the Company shall file a registration statement under the Securities Act with the SEC, to register the resale by the Investor of the Shares, the Warrant Shares and the Put/Call Warrant Shares (as defined in Section 6.5), and the Company shall use its best efforts to cause such registration statement to be declared effective within 90 days after the Closing Date; provided, however, that the Company shall not be required to request that such registration statement be declared effective if it determines, on advice of its counsel, that to do so would require the Company to file its report on Form 10-K for the year ended December 31, 1998 prior to March 31, 1999. The form of the Registration Rights Agreement is attached hereto as Exhibit A. The Company and Daniel Borislow (on his own behalf and on behalf of his Affiliates) hereby waive with respect to the rights granted in the registration rights agreement, dated as of the date hereof (the "Borislow Registration Rights Agreement"), by and between the Company, Daniel Borislow, Mark Pavol as Trustee of that certain D&K Grantor Retained Annuity Trust dated June 15, 1998 and the Trustee of that certain D&K Grantor Retained Annuity Trust II, any provision in any agreement between them that restricts the ability of the Company to file a registration statement or any amendment or supplement thereto, or to seek effectiveness of any registration statement. Nothing in the Borislow Registration Rights Agreement shall restrict, prevent or otherwise limit the Company's (i) obligations under Section 4.9 of this Agreement, including without limitation the Company's obligations to deposit 50% of the proceeds of any Indebtedness incurred by it (other than a bank revolving loan in an amount not in excess of $50 million) up to $35,000,000, and (ii) the issuance of securities, including without limitation the Shares, the Warrant Shares and the Warrants and any other warrants, to the Investor under this Agreement or any other agreement or to any other person or entity to fund the Company's obligations to the Investor under this Agreement or any other agreement.

     Section 4.6. Termination of Voting Trust Agreement and Warrantholder and Stockholders Agreement. Effective immediately after the Closing, the voting trust agreement, dated as of February 22, 1997 (the "Voting Trust Agreement"), among Daniel Borislow (as Trustee), the Investor and the Company and the warrantholder and stockholders agreement, dated as of February 22, 1997 (the "Warrantholder and Stockholders Agreement"), between the Investor and the Company are hereby terminated, of no force and effect and are superseded by the terms and conditions set forth in this Agreement and the Registration Rights Agreement. Notwithstanding anything to the contrary in the Voting Trust Agreement or the Warrant and Stockholders Agreement neither (1) the restrictions on transfer of shares of Common Stock set Section 4.1. forth in the Warrant and Stockholders Agreement nor (2) the Voting Trust and the restrictions on transfer of shares of Common Stock set forth in the Voting Trust Agreement shall terminate until the earlier of their termination pursuant to this Section 4.6 or the termination of this Agreement pursuant to Article VIII of this Agreement.

     Section 4.7. Nasdaq Listing. As of the Closing Date, the Shares and Put/Call Warrant Shares will be listed on the National Market System of the Nasdaq Stock Market.

     Section 4.8. Removal of Legend. The Company covenants and agrees that, with respect to the Shares and the Warrant Shares, stop-transfer instructions and the restrictive legend shall be promptly removed by delivery of substitute certificates without such legend for such shares upon (i) delivery to the Company of evidence of the transfer of such shares represented by such certificate pursuant to a registration statement under the Securities Act or in accordance with the applicable provisions of Rule 144 under the Securities Act, or (ii) the delivery by the Investor to the Company of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Company, to the effect that such shares do not require further registration under the Securities Act for subsequent transfer by the holders thereof.

     Section 4.9. Limitation on Obligations [as amended].

          (a) Except as provided in subsection (b), as long as (i) the Investor owns any Shares or Warrant Shares, (ii) the Investor owns any unexercised Warrants, or (iii) the Company has any obligations outstanding to the Investor pursuant to this Agreement, the Company shall not without the prior written consent of the Investor incur or permit any Subsidiary to incur any Indebtedness (as that term is defined in the Indentures as of the date of this Agreement) or enter into any agreement or understanding prohibiting or restricting the Company's ability or right to satisfy its obligations to the Investor hereunder.

          (b) Notwithstanding the provisions of Section 4.9(a), the Company may incur (and may permit its Subsidiaries to incur) Indebtedness if:

          (1) the Company deposits 50% of the proceeds of any such borrowing (other than a Bank Debt, Receivables Facility (each as defined in Section 4.10) and/or any borrowing from Borislow in an amount not in excess of an aggregate of $50 million) in an escrow to secure the Company's obligations to the Investor hereunder, which escrow shall be on terms and conditions satisfactory to the Investor in its sole discretion; provided, however, that the Company shall have no obligation to deposit any proceeds to the extent the escrow balance (including any amounts previously deposited pursuant to this Section 4.9(b)(1) or otherwise and any amounts withdrawn pursuant to the proviso in Section 5.1(h)(3), but excluding amounts otherwise withdrawn) would exceed $35,000,000;

          (2) each of the following conditions is satisfied at or prior to the time the Indebtedness is incurred:

              (A) either (i) the Investor holds a number of Shares and Warrant Shares that are less than 1,030,343 or (ii) the Investor's rights set forth in Section 5.1 of this Agreement have terminated by their terms (including pursuant to Section 5.1(h));

              (B) the Investor holds a number of Warrants that is less than 680,496;

              (C) the Investor has had the ability to exercise the rights set forth in Section 6.3 for a period of at least six months; and

              (D) the Company has no payment obligations under this Agreement that have arisen and have not been paid; or

          (3) The balance in the escrow established pursuant to clause (1) is $35,000,000 (less any amounts deducted pursuant to the proviso in Section 5.1(h)(3)).

          (c) The Company's obligation to deposit funds in escrow with respect to Section 4.9(b)(1) shall be reduced to the extent of any amount deposited in escrow by Daniel Borislow to secure the Company's obligations to the Investor hereunder if such escrow is on terms and conditions satisfactory to the Investor.

     Section 4.10. Perfection of Security Interest. No later than 20 days after the Closing, the Company shall execute a security agreement (the "Security Agreement") for the benefit of the Investor to perfect the security interests thereunder. The Security Agreement shall secure all of the Company's obligations to the Investor under this Agreement and shall pledge all of the Company's assets and shall be in form and substance satisfactory to the Investor in its sole discretion; provided, however, that the Company may, subject to the limitations on indebtedness set forth on Section 4.9 of this Agreement, encumber or pledge its accounts receivable [as amended] its accounts receivable and/or other assets appropriate for securitization in an asset-based financing in connection with a receivables and/or other asset-based financing (a "Receivables Financing") and the Company may encumber or pledge its assets in connection with indebtedness incurred under a commercial bank facility (the "Bank Debt") in which the obligations under the Bank Debt may be secured by any or all of the assets of the Company and shall be senior to the Investor's security interests. If the Company does incur Bank Debt or arranges a Receivables Financing, the Investor shall cooperate with requests of lenders providing the Bank Debt or the Receivables Financing and shall enter into such lenders' standard intercreditor agreement to subordinate, to the extent permitted by Section 4.9, the Investor's security interests in the assets of the Company to the senior interests of the lenders providing the Bank Debt and/or the Receivables Financing; provided, however, that the Investor shall not be required to consent to any provision that would limit or restrict its right to receive payments under this Agreement. In the event that the security interests under the Security Agreement are not perfected as specified in this Section 4.10 within 20 days following the Closing Date, such failure shall be deemed a default under this Agreement and the Company may not incur any indebtedness pursuant to Section 4.9 of this Agreement.

     Section 4.11. Contracts with Certain Stockholders. The Company shall not enter into any agreement, arrangement or understanding with any person or entity who beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) in excess of 15% of the issued and outstanding Common Stock unless a majority of the disinterested directors of the Company determines that such agreement, arrangement or understanding is on terms no less favorable to the Company than could have been obtained in an arms-length transaction with a disinterested third party.

     Section 4.12. Subordination of Obligations under Exchange Agreement. Notwithstanding anything to the contrary in the exchange agreement, dated as of the date hereof (the "Exchange Agreement"), by and among the Company, Tel-Save, Inc. (the "TS Sub") and Mark Pavol as Trustee of that certain D&K Grantor Retained Annuity Trust dated June 15, 1998, the Company's and TS Sub's obligations under the Exchange Agreement, including without limitation any obligations under Section 5 of that agreement, shall be subordinated to the Company's obligations to the Investor under this Agreement.

                                    ARTICLE V

                   ADDITIONAL AGREEMENTS CONCERNING THE SHARES

     Section 5.1. Make-Whole for Shares. [as amended]

          (a) If, during the period (the "Make-Whole Period") commencing on June 1, 1999 and ending on September 30, 2000 (as such period may be extended pursuant to Section 5.1(e) hereto), the Investor proposes to sell any of the Shares, it may notify the Company in writing of such intention. Within two (2) days of receipt by the Company of such notice, the Company may purchase from the Investor such Shares proposed to be sold. The Company may exercise such purchase right by paying the Investor in cash, against receipt of the Shares proposed to be sold, the product of (x) the number of Shares proposed to be sold, multiplied by (y) the Current Market Price (as defined in Section 5.1(d) below) per share on the date of such notice plus an amount per share (the "Make-Whole Amount") equal to the excess, if any, of the Per Share Purchase Price over the Current Market Price per share, provided that:

               (i) with respect to the Purchase Shares, the Make-Whole Amount shall not exceed $14.00 per share, and

               (ii) with respect to the Warrant Exchange Shares, the Make-Whole Amount shall not exceed $11.00 per share.

          (b) If the Investor gives the notice provided for in paragraph (a), the Company does not exercise the purchase right described in paragraph (a) of this Section 5.1, and the Investor sells (whether in a market transaction, a privately negotiated transaction or otherwise) any of the Shares so proposed to be sold (X) after the earlier of (A) expiration of the two-day period referred to in paragraph (a) or (B) Investor's receipt of notice from the Company that it does not intend to exercise the purchase right and (Y) within 90 days (as extended by any Black-Out Period Extension, if any) of the date written notice is given pursuant to paragraph (a) of this Section 5.1, the Company shall, within three (3) trading days of receiving notice of any such sale, pay the Investor a Make-Whole Amount equal to the product of (x) the number of Shares sold by the Investor during such 90-day period in arm's length transactions multiplied by (y) the excess, if any, of (i) the Per Share Purchase Price over
(ii) the price per share at which the Investor actually sold such Shares, less any and all reasonable expenses actually incurred by Investor in consummating such sale (the "Sales Expense"), provided that:

               (i) with respect to the Purchase Shares, the Make-Whole Amount shall not exceed the sum of $14.00 per share plus the Sales Expense, and

               (ii) with respect to the Warrant Exchange Shares, the Make-Whole Amount shall not exceed the sum of $11.00 per share plus the Sales Expense.

          (c) [as added] If, after using commercially reasonable efforts to do so, the Investor is unable to sell any Shares as to which it has given notice pursuant to Section 5.1(a) within 30 days after giving such notice, the Investor may, at any time until the expiration of seven days after the conclusion of the 90-day period set forth in Section 5.1(b) (as such period may be extended) notify the Company of its inability to sell the Shares and the Company shall, within three trading days of receipt of such notice, pay the Investor a Make-Whole Amount calculated in accordance with paragraph (b) as though such Shares were sold for $.01 per share and the Investor shall, upon receipt of such payment, surrender the Shares to the Company for cancellation.

          (d) If the  Investor  does  not  sell any of the  Shares  pursuant  to
Section 5.1(b) or if the Investor has sold only a portion of its Shares, the provisions of this Section 5.1 shall continue to be in force with respect to any remaining Shares held by the Investor as long as the Investor reinitiates the process specified in this Section 5.1 by providing notice to the Company.

          (e) The term "Current Market Price" with respect to any day shall be deemed to be the average of the daily closing price per share of Common Stock for 10 consecutive Nasdaq National Market trading days before such day. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and lowest reported asked prices as reported by Nasdaq National Market, or other similar organization if Nasdaq National Market is no longer reporting such information, or if not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

          (f) In the event that any shares of Common Stock received by the Investor are not freely tradable because the registration statement under which such shares would be sold is for any reason not deemed effective by the SEC, the sale of any such shares pursuant to the registration statement is suspended pursuant to Section 2(c) of the Registration Rights Agreement, or for any other similar reason (a "Black-Out Period"), the period of time for the sale of any such shares shall be extended for two (2) days for each day of the Black-Out Period (a "Black-Out Period Extension") and the Make-Whole Period of this
Section 5.1 shall also be extended by the Black-Out Period Extension with respect to any or all Shares.

          (g) Notwithstanding the foregoing, the Company, at its option, may pay a portion of the amounts due under this Section 5.1 with a note of the Company secured by adequate, sufficient and satisfactory assets of the Company as determined solely by the Investor and dated as of the date that payment under
Section 5.1 would  otherwise be due,  payable to the

Investor in cash, accruing interest at an annual rate of 10% calculated on the basis of 30 days and a year of 360 days, maturing six (6) months from the date of issuance of the note; provided that the amount of such note shall not exceed the total amount owed under this Section 5.1 minus 50% of the excess over $30 million of the Company's working capital (current assets less current liabilities), determined in accordance with generally accepted accounting principles consistently applied on the date of the note.

          (h) [as added] At such time as the Company (or, pursuant to Section 4.9(c), Borislow) has deposited $35,000,000 in escrow pursuant to Section 4.9(b)(1), the Company shall request that the Investor accept a Terminating Payment in accordance with this Section 5.1(h). The Investor shall, within 10 days of receipt of such request, advise the Company whether it elects to accept the Terminating Payment.

               (1) The amount of a Terminating Payment shall be, for each Purchase Share and Warrant Exchange Share held by the Investor at the time of the payment, an amount equal to the Make Whole Amount that would be payable by the Company pursuant to Section 5.1(a) if the Investor had given notice pursuant to Section 5.1(a) on the date the Company requested that the Investor accept the Terminating Payment.

               (2) If the Investor  elects to receive a Terminating  Payment and
          (x) within five trading days of the receipt of the Terminating Payment notifies the Company that it intends to sell any Purchase Shares or Warrant Exchange Shares and (y) the Investor sells any Purchase Shares or Warrant Exchange Shares during the 120-day period following receipt of the Terminating Payment (as such 120-day period may be extended by a Black-Out Period Extension) or gives notice in the manner provided for in Section 5.1(c) (irrespective of whether the Make Whole rights in Section 5.1 are in effect) that it is unable to sell Shares, then

          (A) if the average price per Share at which the Investor actually sold such Shares during the 120-day period, less Sales Expenses, is less than the Current Market Price per share on the date the Company requested that the Investor accept the Terminating Payment, or if the Investor gives notice that it was unable to sell any Shares, then the Company shall, within three trading days of notice of such sales or inability to sell during the 120-day period, pay the Investor an additional amount for each such Share equal to the excess of the Make Whole Amount that would have been payable pursuant to Section 5.1(b) or Section 5.1(c) (as appropriate) with respect to any such Shares over the amount otherwise paid pursuant to Section 5.1(h)(1); and

          (B) if the average price per Share at which the Investor actually sold such Shares during the 120-day period, less Sales Expenses, is greater than the Current Market Price per share on the date of the notice, then the Investor shall within three trading days of the end of the 120-day period reimburse to the Company any such excess;

          provided, however, that the Investor shall not sell a number of Shares during any five trading-day period in the 120-day period that is greater than the number that is 10% of the number of Purchase Shares plus Warrant Exchange Shares held by the Investor on the date the Company requested that the Investor accept a Terminating Payment.

               (3) If the Investor elects to accept a Terminating Payment, then upon payment of all amounts required to be paid by the Company pursuant to clauses (1) and (2), the obligations of the Company in Sections 4.9, 4.10, 5.1 and 5.5 shall terminate, the Security Agreement and all security interests thereunder shall be released and the restrictions and obligations on the Investor set forth in Sections
          5.2 and 5.4 shall terminate; provided, however, that amounts deposited in escrow pursuant to Section 4.9(b)(1) shall not be released to the Company until all obligations of the Company pursuant to Sections 6.3 and 6.5 of this Agreement have either expired or been paid in full; provided, further, however, that, at the request of the Company, such amounts on deposit shall be applied to the satisfaction of any cash obligations of the Company under Section 6.3 or 6.5 and that, at the request of the Company, there shall be released from the escrow deposit, from time to time, any amounts in excess of the existing maximum obligations under such Sections 6.3 and 6.5.


          (h) Nothing in this Section 5.1 shall restrict the Investor's ability to sell Shares at any time or from time to time or retain any proceeds from any such sale.

     Section 5.2. Lock-up. Until May 31, 1999, the Investor will not, without the prior written consent of the Company, directly or indirectly, offer, sell, contract to sell (including, without limitation, any short sale), pledge, transfer, establish any "put equivalent position" within the meaning of Rule 16a-1(b) under the Exchange Act, grant any option to purchase or otherwise sell or dispose of (or announce any such transaction) any Purchased Shares; provided, however, that the limitations set forth in this Section 5.2 shall terminate and the Investor shall have the right, directly or indirectly, to offer, sell, contract to sell (including, without limitation, any short sale), pledge, transfer, establish any "put equivalent position" within the meaning of Rule 16a-

1(b) under the Exchange Act, grant any option to purchase or otherwise sell or dispose of (or announce any such transaction) any Purchased Shares in the event that:

          (a) the Company has entered into (i) a merger agreement in which the holders of the Common Stock prior to the merger would cease to hold a majority of the voting securities of the surviving corporation, (ii) [as amended] an agreement or series of agreements of the Company and/or its Subsidiaries that results in the sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, or (iii) an agreement to be acquired, or to enter unto a business combination, consolidation or any such similar transaction, in each case with any person or entity other than a wholly-owned Subsidiary of the Company; provided, however, the restriction shall (A) continue if the merger agreement is with a majority-owned Subsidiary of the Company and the Company is to be the surviving corporation in the merger or (B) be reinstated if such merger agreement or other agreements referred to in sections
(i), (ii) or (iii) is subsequently terminated or the transactions contemplated thereunder are not consummated;

          (b) a tender or exchange offer is made by any person, entity or 13D Group (as defined below) (other than an Affiliate of, or any person or entity acting in concert with, the Investor) to acquire Common Stock or any other class of capital stock of the Company with the right to vote generally in the election of directors (the "Voting Securities") which, if added to the Voting Securities (if any) already owned by such person, entity or 13D Group, would result, if consummated in accordance with its terms, in the Beneficial Ownership (as defined below) by such person, entity or 13D Group of more than 50% of all Voting Securities of the Company then outstanding, provided that the limitation shall be reinstated if such tender or exchange offer is withdrawn or terminated without such person, entity or 13D Group acquiring such 50% ownership level;

          (c)  a  materially   adverse  change  in  the  business,   properties,
operations, financial condition, income or business prospects of the Company and its Subsidiaries, taken as a whole, has occurred;

          (d) any executive officer of the Company (as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) who commenced service with the Company on or after December 1, 1998, directly or indirectly, offers, sells, relinquishes, contracts to sell (including, without limitation, any short sale), pledges, transfers, establishes any "put equivalent position" within the meaning of Rule 16a-1(b) under the Exchange Act, grants any option to purchase or otherwise sells or disposes of (or announces any such transaction of) any capital stock of the Company; or

          (e) any of the events listed in Section 5.5 occurs.

For purposes of this Agreement, the term "13D Group" means any group of persons or entities formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act; the term "Beneficial Ownership" or any like expression with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     Section 5.3. Origination Fee. Subject to Section 5.4 hereof, the Company shall pay to the Investor a fee for entering into the transactions contemplated by this Agreement equal to $2,500,000, which fee shall be payable in cash in eight (8) quarterly installments of $312,500 each, commencing on April 1, 1999 and each 90 days thereafter until the full amount has been paid. The Company's obligation to pay the fee shall be reduced upon the sale by the Investor of any Purchase Shares in an amount equal to the amount of the unpaid fee at the time of the sale times a fraction, the numerator of which is the number of Purchase Shares sold and the denominator of which is the number of Purchase Shares owned by the Investor immediately prior to such sale. The amount of the fee will be pro rated for any sales of Purchase Shares sold during any quarter in which the fee is due.

     Section 5.4. Call Right.

          (a) During the period that begins April 1, 1999 and ends April 1, 2001, the Company, by notice to the Investor, may at its option request to repurchase any or all of the Shares at a price per share equal to the Per Share Purchase Price. The Investor may reject such request, but if the Investor rejects or does not otherwise respond to such request within 10 days from receipt of notice by the Company, the Company will be relieved of any obligation to make any payments required pursuant to Section 5.3 above for any periods following the date of the Company's request. Any such notice given by the Company shall be irrevocable and the Company shall be obligated to purchase the number of Shares specified in the notice in accordance with this Section 5.4. If the Company for any reason (other than the Investor's rejection or failure to respond) fails to purchase such Shares pursuant to any such request, the fee required pursuant to Section 5.3 will not be affected, the Company will be in default of its obligations and the Investor may pursue whatever remedies it may have at law or in equity.

          (b) At any time during the 12 months following the first date on which
(1) the restrictions on transfer of shares set forth in Section 5.2 of this Agreement have terminated, (2) all Shares are subject to an effective registration statement, (3) the right of the Investor to sell Shares pursuant to the Registration Statement is not suspended and (4) the closing market price of the Common Stock on the Nasdaq National Market has exceeded $21.85 for 20 consecutive trading days, the Company may request that the Investor sell all or any portion of the Shares within 90 days of the receipt by the Investor of notice of the Company's request, provided that the Company shall pay the Investor cash in an amount equal to the product of (x) the number of Shares sold by the Investor during such 90-day period (as extended by any Black-Out Period Extension, if any) in arm's length transactions multiplied by (y) the excess if any, of (i) the Per Share Purchase Price over
(ii) the price per share at which the Investor actually sold such Shares, less the Sales Expenses, within three trading days of receipt of notice of such deficiency. If the Investor fails to sell Shares pursuant to the Company's request, then the Investor's rights under Section 5.1 shall terminate with respect to that number of Shares covered by the Company's request. The Company may only make one request pursuant to this Section 5.4(b) with respect to any Share. Nothing in this Section 5.4(b) shall restrict the Investor's ability to sell Shares at any time or from time to time or retain any proceeds from any such sale.

     Section 5.5. Make-Whole on Occurrence of Certain Events.

          (a) If (v) there is a "Change of Control" (as such term is defined in the Indentures) of the Company, (w) [as amended] the Company, any Subsidiary of the Company or any authorized officer of the Company or any of its Subsidiaries discloses, orally or in writing through the issuance of a press release or any other public disclosure, including, without limitation, filings required under the U.S. securities laws, any litigation, arbitration or other proceeding commenced by the Company or any of its Subsidiaries against the Investor, (x) on or after January 15, 1999, Daniel Borislow is deemed an executive officer as defined in Rule 3b-7 under the Exchange Act, as amended, with respect to the Company's [as added] or any Subsidiary's business or operations, (y) the Company materially breaches its obligations under this Agreement or under the Telecommunications Marketing Agreement in accordance with the terms thereof (regardless of whether such breach entitles the Investor to terminate the Telecommunications Marketing Agreement) or fails to honor any of its payment obligation under the Telecommunications Marketing Agreement and the applicable notice and cure period under the Telecommunications Marketing Agreement has expired, or (z) the Company [as added] or its subsidiaries commits a material default under, or any action occurs that would otherwise constitute a material default (with or without due notice or lapse of time or both) under, the Indentures or any agreement evidencing indebtedness for borrowed money; then at any time within 60 days after the Investor has actual knowledge of each occurrence of any such event, the Investor can elect to sell any or all of the Shares and put any or all of the Warrants to the Company by notifying the Company in writing of such intention. The Company shall:

          (A) with respect to the Shares, at the option of the Investor, either:

          (i) within seven (7) days of receipt by the Company of such notice purchase from the Investor such Shares proposed to be sold by the Investor, in which event the Company shall purchase such shares, against receipt of the Shares proposed to be sold for a purchase price per share in cash equal to the Per Share Purchase Price; or

          (ii) if the Investor sells any of the Shares so proposed to be sold within 90 days (as extended by any Black-Out Period Extension, if any) of the date written notice is given pursuant to this Section 5.5(a)(i), within three
(3) trading days of receiving notice of any such sale, pay the Investor cash in an amount equal to the product of (x) the number of Shares sold by the Investor during such 90 day period (as extended by any Black-Out Period Extension, if any) in arms length transactions multiplied by (y) the excess, if any, of (i) the Per Share Purchase Price over (ii) the price per share at which the Investor actually sold such Shares, less the Sales Expense; and

          (B) with respect to the Warrants, within seven (7) days of receipt by the Company of such notice pay the Investor in cash, against receipt of the Warrants, the "respective Put Price" (as described in Section 6.3 hereof) for each of the Warrants being put to the Company.

          (b) The Company shall promptly (and in no event more than one business day following such event) notify the Investor in writing of (i) any events giving rise to the rights specified in this Section 5.5 and (ii) any event that would otherwise have been deemed to be a commission by the Company of a material default under, or any action that would constitute a material default (with or without due notice or lapse of time or both) under, the Indentures or any agreement evidencing indebtedness for borrowed money, except for the granting of a waiver by any party with respect to any such default.

          (c) Notwithstanding the foregoing, the Company, at its option (except in the case of an event specified in clause (y) of Section 5.5(a)), may pay a portion of the amounts due under this Section 5.5 with a note of the Company secured by adequate, sufficient and satisfactory assets of the Company as determined solely by the Investor and dated as of the date that payment under
Section 5.5 would otherwise be due, payable to the Investor in cash, accruing interest at an annual rate of 10% calculated on the basis of a month of 30 days and a year of 360 days, maturing six (6) months from the date of issuance of the note; provided that the amount of such note shall not exceed the total amount owed under this Section 5.5 minus 50% of the excess of the Company's working capital (current assets less current liabilities), determined in accordance with generally accepted accounting principles consistently applied on the date of the note, over $30 million.

          (d) Nothing in this Section 5.5 shall restrict the Investor's ability to sell Shares at any time or from time to time or retain any proceeds from any such sale.

                                   ARTICLE VI

                                    WARRANTS

     Section 6.1. Terms on Warrants and Warrant Shares. The parties hereto agree that the provisions set forth in this Article VI supersede any inconsistent provisions in any and all prior agreements entered into by the parties hereto with respect to the terms and conditions of the Base Warrant, the Performance Warrant and the Further Warrant (each a "Warrant" and, collectively, the "Warrants") and the Warrant Shares.

     Section 6.2. Number of Shares of Performance Warrant. Concurrently with the execution of Amendment No. 3, the Performance Warrant shall be, and hereby is, further amended to provide (a) that it is exercisable only with respect to the number of "Warrant Shares" (as defined in such Performance Warrant) as shall, in accordance with the terms of such Performance Warrant, have vested as of (and including) September 30, 1998, which number of shares is agreed to be 2,798,000;
(b) that the term "Warrant Shares" as used therein shall for all purposes of such Performance Warrant mean such number of shares of the Common Stock as shall equal the 2,798,000 "Warrant Shares" so vested as of September 30, 1998; and (c) that no further adjustment in the number of "Warrant Shares" for which such Performance Warrant may be exercised shall be made (except only pursuant to paragraph 6 thereof). As of the Closing Date, the number of shares issuable under the Performance Warrant will be reduced by 1,076,016 to reflect the exchange set forth in Section 1.2.

     Section 6.3. Put Rights on Warrants. The Investor shall have the right (the "Put Right"), with respect to all or any portion of each tranche of the Performance Warrants and the Further Warrant, at any time and from time to time, after the termination of the LD Exclusivity Period (as defined in the Telecommunications Marketing Agreement) up until the date that is five (5) years following the Closing Date (and in any event, the Investor shall have such rights on the earlier to occur of the date 30 days prior to (i) the expiration of each of the respective warrants and (ii) the date that is five (5) years following the Closing Date), to require the Company (or any designee that shall be designated by the Company) to purchase all or a portion of any of such Warrants then held by the Investor for an amount equal to the respective Put Price (as hereinafter defined) therefor upon prior written notice to the Company specifying a closing date (the "Put Closing Date") not sooner than ten (10) business days after such notice, the specific Warrants to be put and the number of shares of Common Stock thereunder with respect to which the purchase is required. On the Put Closing Date, the Investor shall deliver to the Company the specific Warrants being put on such date to the Company and the Company shall, at its election, either (x) pay to the Investor in cash in immediately available funds the respective Put Price for such Warrants so put, or (y) deliver to the Investor a certificate, registered in the Investor's name, for such number of shares of Common Stock as shall then have a "Current Market Price" (as defined in such Warrant) on the Put Closing Date equal to the Put Price; provided that with respect to the portion of the Put Price as equals the amount (the "Excess Amount") of the excess of the Put Price over the value (based on a Black-Scholes calculation done on the same basis as the "Adjustment Value" for share vestings as determined pursuant to Amendment No. 1, dated as of January 25, 1998, to the Telecommunications Marketing Agreement, but without regard to any of the provisions hereof as they may affect the terms or exercise prices of such Warrants) on the Put Closing Date of such Warrant (as to each Warrant on a Put Closing Date, its "Current Warrant Value"), the Company may, at its election, deliver a Warrant Note (as defined below) to the Investor in an amount equal to such Excess Amount in lieu of cash pursuant to clause (x) above or delivery of shares of Common Stock for such amount pursuant to clause (y) above. A "Warrant Note" delivered in respect of any Warrant put by the Investor on a Put Closing Date shall mean a senior subordinated promissory note of the Company, dated such Put Closing Date, payable to the Investor in cash, in principal amount equal to the amount of the Put Price otherwise payable, accruing interest at an annual rate of 10% calculated on the basis of a month of 30 days and a year of 360 days, maturing on the second anniversary of such Put Closing Date, mandatorily payable on a quarterly basis of accrued interest and equal quarterly amounts of principal designed to amortize the Warrant Note over the term of such Warrant Note and in full upon a "Change in Control" (as defined in the Warrants). The Warrant Note shall be prepayable at any time and from time to time, in whole or in part by the Company without penalty, with any such prepayment being applied first to accrued but unpaid interest and then to principal payments in inverse order of maturity. The "respective Put Price" for each of the Warrants as of any date is an amount equal to the respective Booked Amount for such Warrant. The "respective Booked Amount" and "respective Subject Shares" for each of the Warrants as of the date of this Agreement are as follows:

         Warrant                                                          Booked Amount           Subject Shares
         -------                                                          -------------           --------------
(i)      Performance Warrant                                               $24,034,002              1,721,984
         (in the aggregate), which
         consists of three tranches,
         respectively:
         Tranche A Performance Warrant                                     $ 2,544,501                206,870
         Tranche B Performance Warrant                                     $14,936,160                888,000
         Tranche C Performance Warrant                                     $ 6,553,341                627,114
(ii)     Further Warrant                                                   $12,290,000              1,000,000;

provided, however, that the number of such respective Subject Shares shall be subject to adjustment, if any, after the date of this Agreement pursuant to paragraph 6 of the Warrants; and provided, further, that, if any of the Warrants shall have been exercised by the Investor (including by reason of a Required Exercise, as defined below) in part prior to the exercise of any Put Right with respect thereto, the respective Booked Amount thereof shall equal the product of the Booked Amount therefor set forth above times a fraction, the numerator of which shall be the number of shares of Common Stock as to which such Warrant then continues to be exercisable and the denominator of which shall be the number of respective Subject Shares for such Warrant set forth above (as such number may then have been adjusted pursuant to paragraph 6 of the Warrants).

     Section 6.4. Required Exercise Rights on Warrants. The Company shall have the right, at any time and from time to time, to the date that is the earlier to occur of the date 30 days prior to (i) the expiration of the Warrants and (ii) the date that is five (5) years following the Closing Date, to require that the Investor exercise (each, a "Required Exercise") all or any portion of the Warrants at the Adjusted Exercise Price (as defined below) therefor upon prior written notice to the Investor specifying a closing date (the "Required Exercise Closing Date") not sooner than ten (10) business days after such notice, the specific Warrants required to be exercised and the number of shares of Common Stock thereunder with respect to which the exercise is thereby required; provided, however, that the Company shall not have the right to require an exercise with respect to any Warrant (or any portion thereof) if the Current Market Price (as defined in such Warrant) is less than two times the then respective Call Amount (as defined below) per share for such Warrant. The giving of such notice, unless it shall be withdrawn by the Company prior to the specified Required Exercise Closing Date, shall be deemed for all purposes to be an irrevocable election by the Investor to exercise such Warrants so specified on such specified closing date with respect to such specified number of shares of Common Stock at the Adjusted Exercise Price therefor on such closing date, provided that the Investor shall have the right, if the Company shall have given and not withdrawn a notice of Required Exercise with respect to any such Warrant, to elect to exercise such Warrant as to such specified number of shares of Common Stock on a "net issuance exercise" basis (as defined in such Warrant) by giving the Company written notice of such election within five (5) business days after such notice of Required Exercise is given. On the Required Exercise Closing Date specified in the Company's notice to the Investor, the Investor shall deliver to the Company the Warrant required to be exercised and, unless the Investor shall have elected to exercise such Warrant on a "net issuance exercise" basis, an amount in cash in immediately available funds equal to the product of the Adjusted Exercise Price per share for such Warrant times the number of shares of Common Stock as to which such exercise is required, and the Company shall deliver to the Investor (x) if the Investor shall not have elected to exercise such Warrant on a "net issuance exercise" basis, a certificate, registered in the Investor's name, for the number of shares of Common Stock as to which such Warrant is so exercised or (y) if the Investor shall have elected to exercise such Warrant on a "net issuance exercise" basis, either (at the Company's election) (m) a certificate, registered in the Investor's name, for such number of shares of Common Stock as shall equal (i) the quotient of (A) the product of
(1) the amount by which the then Current Market Price per share exceeds the then Adjusted Exercise Price per share, times (2) the number of shares of Common Stock as to which such Warrant is to be exercised, divided by (B) the then Current Market Price per share, or (n) an amount in immediately available funds equal to the Current Market Price per share for such shares that would otherwise have been issued upon a "net issuance exercise" basis as described in subpart
(y)(m) of this sentence. The "Adjusted Exercise Price" per share for a Warrant at any time shall be the Current Market Price per share on the Required Exercise Date (as defined in such Warrant) minus the then Call Amount per share for such Warrant. For purposes of this Section 6.4, the "then Call Amount" of a Warrant shall be equal to the amount set forth for the Warrant in Section 6.3 increased at a semi-annually compounded rate of five percent (5%) on the date of Closing and on each six-month anniversary of the Closing Date, except that the then Call Amount for each Warrant for the six (6) month period ending on the fifth anniversary of the Closing Date shall be as follows:

                                                               Call Amount
                                                               -----------

         Performance Warrant
         (in the aggregate), consisting of:                    $39,704,227
                  Tranche A Performance Warrant                $ 4,203,522
                  Tranche B Performance Warrant                $24,674,571
                  Tranche C Performance Warrant                $10,826,134

         Further Warrant                                       $20,303,108.

     Section 6.5. Make-Whole for Put/Call Warrants.

          (a) If the Investor notifies the Company in writing within 30 days of its receipt of any of the shares pursuant to Sections 6.3 or 6.4 (the "Put/Call Warrant Shares") that it intends to sell any or all of such Put/Call Warrant Shares, the Company, within seven (7) days of receipt of such notice, may purchase from the Investor such Put/Call Warrant Shares proposed to be sold by the Investor. The Company may exercise such purchase right by paying the Investor in cash, against receipt of such Put/Call Warrant Shares proposed to be sold, the product of (x) the number of Put/Call Warrant Shares proposed to be sold, multiplied by (y) the Current Market Price per share on the Put Closing Date (for shares received pursuant to Section 6.3) or the Required Exercise Closing Date (for shares received pursuant to Section 6.4).

          (b) If the Company does not exercise the purchase right described in Section (a) of this Section 6.5 and the Investor sells [ as added] (whether in a market transaction, a privately negotiated transaction or otherwise) any of the Put/Call Warrant Shares so proposed to be sold within 30 days (as extended by any Black-Out Period Extension, if any) of the later of (i) the date a written response by the Company to the notice is received by the Investor pursuant to Section (a) of this Section 6.5 and (ii) the seven day period specified in Section (a) of this Section 6.5, the Company shall, within three (3) trading days of receiving notice of any such sale, pay the Investor cash in an amount equal to the product of (x) the number of Put/Call Warrant Shares sold by the Investor during such 30 day period (as extended by any Black-Out Period Extension, if any) in arm's length transactions multiplied by (y) the amount by which (i) the Current Market Price per share on the Put Closing Date (for shares received pursuant to Section 6.3) or the Required Exercise Closing Date (for shares received pursuant to Section 6.4) exceeds (ii) the price per share at which the Investor actually sold such Put/Call Warrant Shares, less the Sales Expense for such shares.

          (c) [ as added] If, after using commercially reasonable efforts to do so, the Investor is unable to sell any Put/Call Warrant Shares as to which it has given notice pursuant to Section 6.5(a) within 30 days after giving such notice, the Investor may, at any time until the expiration of seven days after the conclusion of the 30-day period set forth in Section 6.5(b) (as such period may be extended) notify the Company of its inability to sell the Put/Call Warrant Shares and the Company shall, within three trading days of receipt of such notice, pay the Investor a Make-Whole Amount calculated in accordance with paragraph (b) as though such

Put/Call Warrant Shares were sold for $.01 per share and the Investor shall, upon receipt of such payment, surrender the Put/Call Warrant Shares to the Company for cancellation.

     Section 6.6. Registration of Put/Call Warrant Shares. Any Put/Call Warrant Shares received by the Investor shall be subject to an effective resale registration statement at the time of their issuance and shall be freely tradable.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

     Section 7.1. Each Party's Obligations. The obligations of the Company and the Investor to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction prior to the Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so:

          (a) Approvals. All material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby, shall have been obtained or filed or shall have occurred.

          (b) No Litigation, Injunctions, or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement shall be in effect.

          (c) Amendment No. 3. Amendment Number 3 ("Amendment No. 3") to the Telecommunications Marketing Agreement, dated as of February 22, 1997, by and among the Company, Tel-Save, Inc. and the Investor, as heretofore corrected and amended by letter, dated April 23, 1997, and amended by an Amendment No. 1, dated January 25, 1998, and an Amendment No. 2, dated May 14, 1998 (as amended from time to time, the "Telecommunications Marketing Agreement"), shall have been executed by the parties thereto and shall have become effective in accordance with the terms and conditions thereof.

          (d) Nasdaq Listing. The Shares shall have been approved for listing on the Nasdaq National Market System, subject only to official notice of issuance.

     Section 7.2. Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction by the Investor or waiver by the Company prior to the Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Investor that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date) and the Company shall have received a certificate signed by an authorized officer of the Investor to such effect.

          (b) Registration Rights Agreement. The Investor shall have executed and delivered the Registration Rights Agreement.

     Section 7.3. Conditions to the Obligations of Investor. The obligations of the Investor to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction by the Company or waiver by the Investor prior to the Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Purchaser shall have received a certificate signed by the president and chief financial officer of the Company to such effect.

          (b) Opinion of the Company's Counsel. The Investor shall have received an opinion dated as of the Closing of the General Counsel of the Company, in form and substance reasonably satisfactory to the Investor.

          (c) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

          (d) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by the Company under this Agreement and the Investor shall have received a certificate signed by the president and chief financial officer of the Company to such effect.

          (e) Corporate Proceedings. All corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, and all documents and instruments incident thereto, shall be satisfactory in form and substance to the Investor and its counsel, and the Investor and its counsel shall have received all such documents and instruments, or copies thereof, certified or requested, as may be reasonably requested.

          (f) Board Resolutions. The Investor shall have received a certificate of the Secretary of the Company certifying that the Board of Directors has duly adopted resolutions by unanimous consent (i) approving the execution and delivery of this Agreement and the transactions contemplated hereby, and (ii) approving the execution and delivery of the Borislow Registration Rights Agreement, the severance agreement entered into by the Company and Daniel Borislow, the Exchange Agreement, the purchase agreement regarding the stock of Emergency Transportation Corporation entered into by the Company and Jimlew Capital, L.L.C., the agreement of purchase and sale of real property entered into by TS Sub and Jimlew Capital, LLC and the lease by and between Jimlew Capital, LLC and the Company and all of the transactions contemplated thereunder, all of which resolutions are currently in effect and are in form and substance reasonably satisfactory to the Investor.

          (g) Guaranty. Daniel Borislow shall have executed an unconditional guaranty of the Company's obligations under Sections 5.1, 5.3, 5.5, 6.3 and 6.5 of this Agreement (the "Guaranty"), which Guaranty shall be substantially in the form of Exhibit B hereto.

          (h) Battista Waiver. The Company shall have furnished evidence satisfactory in form and substance to the Investor that Gabriel Battista waives any provision in his employment agreement with the Company that he will terminate his employment with the Company in the event that Daniel Borislow fails to resign as an executive officer of the Company.

          (i) Material Contracts. The Company shall have provided executed copies of each of the Material Contracts set forth in Schedule 3.12 to the Investor and the Investor shall have received a certificate of the Secretary of the Company certifying that each of the Material Contracts received by the Investor is a true and correct copy.

          (j) Review of Information. The Company shall have made such deliveries as are called for by this Agreement. The Investor shall be fully satisfied in its sole discretion with the results of its review of all of the Schedules and all of such deliveries, and its review of, and other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Company.

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of the Investor and the Company;

          (b) by the Investor or the Company;

               (i) if there shall be any statute, law, regulation or rule that makes consummating the transactions contemplated hereby illegal or if any court or other Governmental Entity of competent jurisdiction shall have issued a judgment, order, decree or ruling, or shall have taken such other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such judgment, order, decree or ruling shall have become final and non-appealable; or

               (ii) if the Telecommunications Marketing Agreement shall have terminated;

          (c) by the Investor:

               (i) if the Closing shall not have occurred prior to January 15, 1999, provided, that the right to terminate this Agreement pursuant to this clause (i) shall not be available if the Investor's failure to fulfill any obligation under this Agreement results in the failure of the Closing to occur;

               (ii) if the Company shall have failed to perform in any material respect any of its obligations hereunder or shall have breached in any respect any representation or warranty contained herein qualified by materiality or shall have breached in any material respect any representation or warranty not so qualified, and the Company has failed to perform such obligation or cure such breach, within 15 days of its receipt of written notice thereof from the Investor, and such failure to perform shall not have been waived in accordance with the terms of this Agreement; or

               (iii) if any of the conditions set forth in Section 7.1 or 7.3 shall become impossible to fulfill (other than as a result of any breach by the Investor of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement;

          (d) by the Company:

               (i) if the Closing shall not have occurred prior to June 30, 1999, provided, that the right to terminate this Agreement pursuant to this clause (i) shall not be available if the Company's failure to fulfill any obligation under this Agreement results in the failure of the Closing to occur;

               (ii) if the Investor shall have failed to perform in any material respect any of its obligations hereunder or shall have breached in any respect any representation or warranty contained herein qualified by materiality or shall have breached in any material respect any representation or warranty not so qualified, and the Investor has failed to perform such obligation or cure such breach, within 15 days of its receipt of written notice thereof from the Company, and such failure to perform shall not have been waived in accordance with the terms of this Agreement; or

               (iii) if any of the conditions set forth in Section 7.1 or 7.2 shall become impossible to fulfill (other than as a result of any breach by the Company of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement.

     Section 8.2. Effect of Termination. In the event of termination of this Agreement by either the Company or the Investor as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Investor or the Company, other than the provisions of this Section 8.2, Section 10.12 and Article IX and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.1. Indemnification of the Investor. The Company covenants and agrees to defend, indemnify and hold harmless each of the Investor, its Affiliates (other than the Company and any of its Subsidiaries), and their respective officers, directors, partners, employees, agents, advisers and representatives (collectively, the "Investor Indemnitees") from and against, and pay or reimburse the Investor Indemnitees for, any and all claims, demands, liabilities, obligations, losses, costs, expenses, fines or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and all expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), resulting from or based on (or allegedly resulting from or based on) (1) any breach by the Company of any representation, warranty, covenant or obligation of the Company hereunder or (2) any claim by any third party arising out of any use or application of the proceeds of the investment of the Investor pursuant to this Agreement. The Losses described in this Section
9.1 are herein referred to as "Investor Indemnifiable Losses". The Company shall reimburse the Investor Indemnitees for any legal or other expenses incurred by such Investor Indemnitees in connection with investigating or defending any such Investor Indemnifiable Losses as such expenses are incurred.

     Section 9.2. Indemnification Procedures. Promptly after receipt by an Investor Indemnitee of notice of the commencement of any action or the written assertion of any claim, such Investor Indemnitee shall, if a claim in respect thereof is to be made against the Company, as the case may be (the "Indemnifying Person"), notify the Indemnifying Person in writing of the commencement or the written assertion thereof. Failure by an Investor Indemnitee to so notify the Indemnifying Person shall relieve the Indemnifying Person from the obligation to indemnify such Investor Indemnitee only to the extent that the Indemnifying Person suffers actual and material prejudice as a result of such failure but in no event shall such failure to notify the Indemnifying Person (i) constitute prejudice suffered by the Indemnifying Person if it has otherwise received notice of the actions giving rise to such obligation to indemnify or (ii) relieve it from any liability or obligation that it may otherwise have to such Investor Indemnitee. In case any such action or claim shall be brought or asserted against any Investor Indemnitee and it shall notify the Indemnifying Person of the commencement or assertion thereof, the Indemnifying Person shall be entitled to participate therein but the defense of such action or claim shall be conducted by counsel to the Investor Indemnitee, provided, however, that the Indemnifying Person shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Investor Indemnitees, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding and provided further that an Investor Indemnitee shall not enter into any settlement of any such claim without the prior consent of the Company, such consent not to be unreasonably withheld or delayed. In no event shall the Company be liable under this Article IX, and the Company's obligation to defend, indemnify and hold harmless the Investor Indemnitee shall not apply to: (a) any special, incidental or consequential damages resulting from or based upon any breach by the Company of any representation, warranty, covenant or obligation of the Company hereunder and (b) any Investor Indemnifiable Losses until the aggregate amount of such Losses exceeds $100,000. The remedies set forth in this Article IX are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to an Investor Indemnitee or a Party under any other agreement, pursuant to statutory or common law or equity. Notwithstanding anything to the contrary in this Agreement, any claim for indemnification under this Article IX must be brought prior to September 30, 1999, except for claims relating to the representations and warranties in Sections 3.2, 3.3 and 3.10 which can be brought any time prior to the expiration of the applicable statute of limitations.

     Section 9.3. Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall expire for all purposes on September 30, 1999, except for the representations and warranties contained in Sections 3.2, 3.3 and 3.10 which shall expire for all purposes upon expiration of the applicable statute of limitations.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.1. Transfer and Other Taxes. The Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the acquisition by Investor of the Shares. Notwithstanding the foregoing, the Company shall not be responsible for any transfer taxes in connection with the transfer of the Shares by Investor subsequent to their issuance to Investor.

     Section 10.2. Brokers; Expenses. The Investor represents and warrants that it has not utilized the services of any broker or finder in connection with the transactions contemplated hereby and that it will bear all of its own expenses incurred in connection with such transactions.

     Section 10.3. No Waivers; Amendments.

          (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Investor.

     Section 10.4. Successors and Assigns. The rights and obligations of the parties hereto under this Agreement may not be assigned to any other person and this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement; provided, however, that the Investor may assign its rights hereunder to an Affiliate of the Investor and may assign its rights hereunder to any person or entity who acquires all or substantially all of the assets of the Investor, provided that such Affiliate or such person or entity, as the case may be, agrees in writing to be bound by the terms and conditions set forth herein. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     Section 10.5. Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 10.6. Notices. All notices, requests and other communications to any party hereunder shall be given in writing (including on telecopier or similar writing) and shall be given to such party at its address, or telecopier number set forth on the signature pages hereof, or such other address, or telecopier number as such party may hereafter specify for such purpose. Each



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



such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telex or telecopy number specified on the signature page hereto and the appropriate answer back (i.e., machine confirmation or telephone confirmation) is received, (ii) if given by mail, by registered mail only 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when received at the address specified on the signature page hereto.

     Section 10.7. Entire Agreement. This Agreement (including the documents set forth in the Exhibits and Schedules hereto) constitutes the entire agreement and understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

     Section 10.8. Governing Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

     Section 10.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 10.10. Cooperation. The Investor and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement, including, without limitation, making all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any.

     Section 10.11. Expenses and Remedies. Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expense.

     Section 10.12. No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge and agree that the Investor Indemnitees (other than the Investor) are third party beneficiaries of Article IX of this Agreement.

                          [Two Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or representatives, as of the date first above written.

TEL-SAVE.COM, INC.

By:                                 Address:
   --------------------------       Tel-Save.com, Inc.
   Name:                            6805 Route 202
   Title:                           New Hope, Pennsylvania 18938
                                    Fax: 215-862-1515
                                    Attention: Chief Financial Officer

AMERICA ONLINE, INC.

By:                                 Address:
   --------------------------       America Online, Inc.
   Name:                            22000 AOL Way
   Title:                           Dulles, Virginia 20166
                                    Fax:  (703) 265-2208
                                    Attention: General Counsel

                                    With a copy to:
                                    America Online, Inc.
                                    22000 AOL Way
                                    Dulles, Virginia 20166
                                    Fax: (703) 265- 1202
                                    Attention:  Senior Vice President, Head of
                                                  Business Affairs

With  respect to the waiver of rights in
Section 4.5, the Voting Trust  Agreement
in Section  4.6 and with  respect to the
condition     in     Section     7.3(g),
acknowledged and accepted by:


--------------------------------
Daniel Borislow

             With respect to Section 4.12, acknowledged and accepted by:

             TEL-SAVE, INC.

             By:
                ----------------------------
             Name:

             D&K GRANTOR RETAINED ANNUITY TRUST DATED JUNE 15, 1998

             By:
                ----------------------------
             Name: Mark Pavol, Trustee







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